Modification Letter
to 10b5-1 Preset Diversification Program® (PDP)
Pursuant to Part III, Section D.2. of my 10b5-1 Preset Diversification Program with Morgan Stanley Smith Barney LLC
(“MSSB”) dated 03/03/2023 (the “Plan”), this modification letter (this “Modification Letter”) modifies and replaces the existing
Trade Schedule(s) A&B with the attached modified Trade Schedule(s) A&B. Defined terms used but not defined herein have the meaning ascribed to them under the Plan.
I understand that, pursuant to Rule 10b5-1(c)(1)(iv), the modification of the Trade Schedule(s) will be considered a termination of the Plan and the adoption of a new plan subject to the cooling-off period required by Rule 10b5-1(c)(1)(ii)(B). As a result, my original Trade Schedule(s) will terminate upon MSSB’s acceptance of this Modification Letter. All pending sales under the original Trade Schedule(s) will be cancelled and new sales will not begin until the Modification Start Date. It is the parties’
intention that this Modification Letter constitute the adoption of a new plan pursuant to Rule 10b5-1(c)(1)(iv) with the same terms and conditions of, and information in, the Plan, except for the modification to the Trade Schedule(s) and the additional terms and conditions in this Modification Letter.
TREVOR BEZDEK, as Seller under the Plan as of the original Adoption Date, hereby represents to MSSB that the representations contained in the Plan were true and correct as of the date of the Plan and are true and correct as of the date of this Modification Letter. Each new Seller under the Plan has received and reviewed a copy of the Plan and represents to
MSSB that the representations contained in the Plan are true and correct as of the date of this Modification Letter. Each Seller further represents as of the date of this Modification Letter:
I understand that trading under the Plan may be suspended if MSSB has received written notice from the Issuer or from me of a legal, regulatory or contractual restriction applicable to the Issuer or to me. Upon receipt of such written notice, I expressly authorize MSSB to suspend trading as soon as practicable and trading shall not resume until MSSB has received written notice of the resolution of the underlying restriction. I understand that MSSB can make no representation as to the continued
availability of the affirmative defense under Rule 10b5-1 in the event of any resumption of trading following such suspension. If the events giving rise to a suspension of trading cannot be resolved (as determined by MSSB in its sole discretion), I understand and acknowledge that MSSB reserves the right, in its sole discretion, to terminate this Plan in accordance with the provisions contained herein. In the event of a suspension, MSSB will resume effecting trades in accordance with this Plan as soon as MSSB determines that it is reasonably practical to do so.
A modification, suspension or termination by or on behalf of one Seller will result in a modification, suspension or termination of this Plan for all Sellers.
Account and Plan Information
Issuer (the “Issuer”): GoodRx Holdings, Inc.Trading Symbol: GDRX
Modification Date: 06/07/2024Plan Type: Modification
Seller’s Name: TREVOR BEZDEK
Seller’s Name: TB 2024 GRAT
The latest date of a Seller’s execution will be the Modification Date for purposes of the Modification Start Date and, for the avoidance of doubt, the trade schedules in Part II hereof constitute one plan for purposes of Rule 10b5-1(c)(1) under the
Exchange Act.
Account #:FA Number:
Account #:
Modification Start Date: The estimated Modification Start Date is 9/6/2024. The Modification Start Date is the later of (i) and (ii):
(i) the 91st day after the Adoption Date, 9/6/2024; or
(ii) the earlier of:
a.the third business day following the disclosure of the Issuer’s financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which this Plan is adopted (estimated 08/08/2024); or
b.the 121st day after the Adoption Date (10/6/2024).
A representative of the Issuer will communicate the Modification Start Date in writing to the MSSB Financial Advisor listed in
Part I – Account and Plan Information two business days prior to such date.
Note: The Modification Start Date should match the earliest Start Date on any order in Modified Trade Schedules A or B. If the
Modification Start Date or the Start Date entered for any order in Modified Trade Schedules A or B is earlier than allowable under Rule 10b5-1 or the Issuer’s policies, then the Modification Start Date and the order Start Date shall be the earliest allowable Modification Start Date under Rule 10b5-1 and such policies.
Plan End Date: 06/06/2025Commission:
Note: The “Plan End Date” should match the latest End Date on any order in Modified Trade Schedules A or B.
Seller’s Affiliation Status:  ☒ Rule 144 affiliate  ☒ Director or officer (as defined in Rule 16a-1(f) of the Exchange
Act)  ☐ Non-Rule 144 affiliate but subject to trading windows ☐ Other
Share Type:  ☐ Options  ☐ Shares already owned  ☐ Restricted Stock Award /Units  ☐ Other
Plan Total Share Quantity:TREVOR BEZDEKTrade Schedule A: N/A
                                  Trade Schedule B:TBD
TB 2024 GRATTrade Schedule A: N/A
                                Trade Schedule B:2,632,721
Total Shares: 2,632,721 + TBD
Sincerely,
/s/ Trevor Bezdek                                              6/7/2024
SellerDate
Name: TREVOR BEZDEK
Title: Chairman
Sincerely,
/s/ Trevor Bezdek                                              6/7/2024
SellerDate
Name: TREVOR BEZDEK
Title: Trustee, TB 2024 GRAT
Issuer Representation:
As an authorized representative of the Issuer, I hereby represent, covenant and acknowledge on the Issuer’s behalf that: (i)
the execution of this Modification Letter will not violate the Issuer’s insider trading policies, (ii) the representations made by the
Issuer in the Issuer Representation Letter (the “Representation Letter”) attached as Exhibit A to the Plan were true and correct as of the date of the Representation Letter and are true and correct as of the date of this Modification Letter, and (iii) the
Issuer’s undertakings in the Representation Letter remain in full force and effect.
Accepted and agreed to:
/s/Gracye Cheng6/7/2024
Authorized Issuer’s RepresentativeDate
Name: Gracye Cheng
Title: General Counsel
Accepted and agreed to:
Morgan Stanley Smith Barney LLC
/s/Carlotta Griffin6/11/2024
Date
Name: Carlotta Griffin
Title: Executive Director
Modified Trade Schedule A – Notice and Authorization of
Exercise of Stock Options and Sale of Underlying Stock.
Original Trade Schedule A will terminate upon MSSB’s acceptance of the Modification Letter
Instructions: May not be applicable for some plans. For use by any seller who wishes to sell shares obtained upon the exercise of stock options. When applicable, to be completed by MSSB and reviewed by the Seller. This Modified Trade Schedule will be provided to the Issuer as notice of the intention to exercise stock options.

Name of Seller: TREVOR BEZDEK	Name of Issuer: GoodRx Holdings, Inc. _______
I understand that it is my responsibility to ensure that my employee stock options (the “Options”) will be vested prior to the purchase of shares (the “Shares”) of common stock of the Issuer upon exercising the Options and will be vested prior to the
Start Date of their associated sale periods listed below and will not expire before the End Date of such sale periods. I also acknowledge responsibility for notifying MSSB in the event of an expiration or forfeiture of the Options under the Issuer’s stock option plan (upon any termination of service with the Issuer or otherwise) that will prevent the occurrence of one or more transactions listed below. If I authorize the exercise of more than one vested Option grant at the same limit price, the Options will be exercised in the order listed below. I further acknowledge that in the event Options cannot be exercised and the corresponding Shares cannot be sold for any reason, including the occurrence of a suspension pursuant to this Plan, the term of this Plan will not be affected thereby and will end on the scheduled Plan End Date listed in the Modified Trade Schedule A. I represent that the information below is accurate.
The following shall constitute my irrevocable direction and authorization to exercise the Options and sell the Shares as follows:
*** INFORMATION ON GRID MUST BE TYPED ***

(a) Date of Grant	(b) Grant ID	(c) Strike Price	(d) Option Vest Date	(e) Option Expiration Date	(f) Sale Period(s)		(g) Number of Shares to be Sold	(h) Limit Price
					Start Date	End Date

Note: Insert additional rows as necessary.

“No Sale” Periods (if any)
Start Date	End Date

The maximum number of Shares to be sold under this Modified Trade Schedule A is N/A.
1.I hereby irrevocably authorize the Issuer to deliver Shares through the Depository Trust Company (DTC) to Morgan
Stanley Smith Barney LLC - DTC#: 015. Delivery should be made to the MSSB account referenced in Part I –
Account and Plan Information of the Plan.
2.I hereby authorize MSSB or its affiliates, as applicable, to wire to an account designated by the Issuer a cash amount sufficient to cover the cost of the exercise and any withholding taxes due to either the Issuer or, if applicable, the
Issuer’s outside stock option plan administrator upon the exercise of any Options exercised and underlying Shares sold pursuant to this Plan.
Instructions for Modified Trade Schedule A:
•Please list all orders chronologically by their Start Date. If Shares are available for sale on the same day, the sequence in which Shares are listed in the schedule above does not define the sequence in which trades will be executed.
•Each order listed in the grid will be available to sell on any trading day on or between the Sale Period Start Date and the
Sale Period End Date defined for that order, until the number of shares indicated in column (g) are sold.
•In columns (a) through (e) please provide the details of the Option grants to be exercised and sold.
•In column (f), state the first and last date on which the Shares are authorized to be sold during the Sale Period (Share sales may occur on or between these dates). If, during any Sale Period the stated price is not reached for some or all of these Shares, they will not be carried over into any subsequent Sale Period unless explicitly indicated.
•In column (g), state the maximum number of Shares to be sold pursuant to the Option exercise. Do not aggregate with amounts authorized to be sold at a different price during the same Sale Period.
•In column (h), write a dollar price which is the minimum price per Share (the “Limit Price”) at which the Shares are authorized to be sold during the Sale Period. All limit orders will be treated as “limit not held” orders. Note: Option exercises and sales must be at a Limit Price, not at a “Market” price.
•In the grid labeled “No Sale” Periods, list the time period(s), if any, during which no sales may be made, notwithstanding their inclusion in this Modified Trade Schedule A. These periods are independent of any suspension that may occur pursuant to this Plan.
This Modified Trade Schedule A is an integral part of this Modification Letter entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein.
TREVOR BEZDEK TRADE SCHEDULE B
Modified Trade Schedule B – Sale of Clean Stock/Restricted Stock/Restricted Stock Awards or Units or
Employee Stock Purchase Plan Stock.
Original Trade Schedule B will terminate upon acceptance of the Modification Letter

Instructions: May not be applicable for some plans. For use by any seller who wishes to sell these types of shares. When applicable, to be completed by MSSB and reviewed by the Seller.

Name of Seller: TREVOR BEZDEK	Name of Issuer: GoodRx Holdings, Inc. ___________
I acknowledge that in the event the number of Shares in column (e) cannot be sold for any reason, including the occurrence of a suspension pursuant to this Plan, the term of this Plan will not be affected and will end on the scheduled Plan End Date of the Modified Trade Schedule B. I represent that the information below is accurate
*** INFORMATION ON GRID MUST BE TYPED ***

(a) Type (Clean (CLN), Restricted (RST), Restricted Stock Awards (RSA) or Units (RSU) or Employee Stock Purchase Plan shares (ESPP))	(b) Grant ID / Nature of Acquisition (If applicable)	(c) Date Shares Acquired / Vest Date (If applicable)	(d) Sale Period(s)		(e) Authorized Number of Owned Shares to be Sold	(f) Limit Price (“Market” if a Market Order)
			Start Date	End Date
TREVOR BEZDEK Trade Schedule B

Note: Insert additional rows as necessary
* TBD. The planned sale amount is equal to the designated percentage of the net number of Shares resulting from the RSU vesting on the date shown in the column entitled “Date Shares Acquired / Vest Date.” Shares will be acquired in connection with the Issuer’s Restricted Stock Plan for employees/executives. A portion of the shares will be surrendered to the issuer or sold to cover withholding taxes. Upon adoption of this Plan until the termination of this Plan, the Seller may not voluntarily modify or influence any rates or elections applicable to such RSU withholding taxes unless this Plan is modified in accordance with Section D.2. The Issuer’s representative will communicate the net number of shares available for sale to the MSSB
Financial Advisor listed in Part I of the Plan. The Financial Advisor will then forward the information to the Executive Financial
Services (EFS) Primary and Alternate contacts also identified in Part I in accordance with MSSB’s internal policies. If the EFS authorized person receives notification later than 12:00 PM ET on a particular business day, MSSB is not obligated to begin sales until the business day after receipt of notification.

“No Sale” Periods (if any)
Start Date	End Date

The maximum number of Shares to be sold under this Modified Trade Schedule B is TBD.
Instructions for Modified Trade Schedule B:
•Please list all orders in chronologically by their Start Date. If Shares are available for sale on the same day, the sequence in which Shares are listed in the schedule above does not define the sequence in which trades will be executed.
•Each order listed in the grid will be available to sell on any trading day on or between the Sale Period Start Date and the Sale Period End Date defined for that order, until the number of shares indicated in column (g) are sold.
•In column (a), indicate the type of stock to be sold.
•In column (b), for restricted stock awards/units or ESPP shares, please state the grant ID, if applicable. For clean or restricted stock, please state the nature of acquisition.
•In column (c), state the date the Shares to be sold were acquired or vested. If the Shares were acquired/vested in more than one lot, state the acquisition/vest date for each lot. If performance based restricted stock awards or units and vest date is unknown at this time, indicate “TBD” in the grid above.
•In column (d), state the first and last date on which the Shares are authorized to be sold during the designated Sale
Period (Share sales may occur on or between these dates). If, during any Sale Period the stated price is not reached for some or all of these Shares, they will not be carried over into any subsequent Sale Period, unless explicitly indicated.
•In column (e), state the maximum number of Shares authorized to be sold at the price during the designated Sale
Period. Do not aggregate with amounts authorized to be sold at a lower price during the same designated Sale
Period.
•In column (f), write either: (i) a dollar price, which is the minimum price (the “Limit” Price) at which Shares are authorized to be sold, or (ii) the word “market” if Shares are to be sold at the then-prevailing market price per Share during the Sale Period. All market orders will be treated as “market not held” orders. All limit orders will be treated as
“limit not held” orders.
•In the grid labeled “No Sale” Periods, list the time period(s), if any, during which no sales may be made, notwithstanding their inclusion in this Modified Trade Schedule B. These periods are independent of any suspension that may occur pursuant to this Plan.
This Modified Trade Schedule B is an integral part of this Modification Letter entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein.
TB 2024 GRAT TRADE SCHEDULE B
Trade Schedule B – Sale of Clean Stock/Control Stock/Restricted Stock Awards or Units or
Employee Stock Purchase Plan Stock.
Instructions: May not be applicable for some plans. For use by any seller who wishes to sell these types of shares. When applicable, to be completed by MSSB and reviewed by the Seller.

Name of Seller: TB 2024 GRAT	Name of Issuer: GoodRx Holdings, Inc._______
I acknowledge that in the event the number of Shares in column (e) cannot be sold for any reason, including the occurrence of a suspension pursuant to this Plan, the term of this Plan will not be affected and will end on the originally scheduled Plan End
Date. I represent that the information below is accurate.
IN ADDITION TO THE COOLING-OFF PERIOD REQUIRED BY RULE 10b5-1(c)(1)(ii)(B), THE ISSUER MAY IMPOSE AN
ADDITIONAL PERIOD OF TIME WHICH MUST ELAPSE BEFORE TRADING MAY COMMENCE UNDER THIS PLAN.
*** INFORMATION ON GRID MUST BE TYPED ***

(a) Type (Clean (CLN), Control (CTRL), Restricted (RST), Restricted Stock Awards (RSA) or Units (RSU) or Employee Stock Purchase Plan shares (ESPP) )	(b) Grant ID (If applicable)	(c) Date Shares Acquired / Vest Date (If applicable)	(d) Sale Period(s)		(e) Authorized Number of Owned Shares to be Sold	(f) Limit Price (“Market” if a Market Order)
			Start Date	End Date
TB 2024 GRAT TRADE SCHEDULE B

Note: Insert additional rows as necessary

“No Sale” Periods (if any)
Start Date	End Date
N/A
The maximum number of Shares to be sold under this Trade Schedule B is 2,632,721.
Exhibit B
Instructions: May not be applicable for some plans. To be reviewed and executed only by those sellers required to sell shares pursuant to Rule
144.
Seller Representation Letter
Morgan Stanley Smith Barney LLC
1 New York Plaza, 38th Floor
New York, NY 10004
Attention: 10b5-1 Preset Diversification Program Department
Re: Sale of 2,632,721 Shares (the “Stock”) of GoodRx Holdings, Inc. (the “Issuer”) Pursuant to Rule 144
Dear Sirs/Madams:
The undersigned, Trevor Zachary Bezdek, as trustee of the TB 2024 GRAT, proposes to sell the above-referenced Stock of the Issuer through
Morgan Stanley Smith Barney LLC (“MSSB”) in accordance with the requirements of Rule 144 under the Securities Act of 1933, as amended (the
“Act”).  The undersigned is an “affiliate” of the Issuer as that term is defined in Rule 144(a)(1). Accordingly, the undersigned delivers to you herewith a signed copy of a Notice of Proposed Sale of Securities Pursuant to Rule 144 (Form 144), to the extent not previously provided, relating to such sale, and confirms to you that the statements made therein are true and complete and represents to and agrees with you that:
1.The undersigned does not know or have any reason to believe that the Issuer has not complied with the reporting requirements contained in Rule 144(c)(1);
2.The Issuer is not, and has not been, a shell issuer as that term is defined in Rule 144(i)(1);
3.With respect to any shares of the Stock that are restricted securities, as that term is defined in Rule 144(a)(3), a minimum of 6 months has elapsed since the date of acquisition of the Stock from the Issuer or an affiliate of the Issuer, and payment of the full purchase price, by the undersigned;
4.Assuming that MSSB has complied with its obligations under Part III, Section C.1 and Part III, Section C.3. of the Sales Plan between the undersigned and MSSB, at the time of any sale of the Stock for the account of the undersigned, the number of shares of the Issuer’s
Class A common stock sold by the undersigned or for the undersigned’s account and by or for the account of any person whose sales are required by paragraph (a)(2) and paragraph (e)(3) of Rule 144 to be aggregated with sales by or for the undersigned (other than shares sold pursuant to a registration statement under the Act, an exemption provided by Regulation A under the Act, or an exemption contained in Section 4 of the Act) will not exceed the amounts permitted by Rule 144(e);
5.The undersigned has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy the
Stock in anticipation of or in connection with such proposed sale, and such sale shall be made in accordance with Rule 144(f);
6.The undersigned has not made, and will not make, any payment in connection with the offering or sale of the Stock to any person other than the usual and customary compensation to MSSB;
7.No share of the Stock is subject to any agreement granting any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance, other than those which may have been entered into between the undersigned and MSSB;
8.The undersigned is providing a signed Form 144 and is authorizing MSSB to file Form 144 on the undersigned’s behalf with the SEC at the time the undersigned has instructed MSSB to sell the securities. Through the Initial Electronic Signature Authentication Document
the undersigned previously provided to MSSB, the undersigned has authenticated the use of the undersigned’s electronic signature and provided (or authorized the Issuer to provide) and authorized the use of the undersigned’s individual central index key (CIK) and CIK confirmation code (CCC) for such filings with the SEC. The undersigned understands and acknowledges that, if MSSB does not timely receive my Rule 144 paperwork or if the CIK and CCC codes provided to MSSB are not accurate, MSSB may not be able to file a timely
Form 144 on the undersigned’s behalf
9.The undersigned authorizes MSSB to complete the Form 144 (“Form 144”) and this Seller’s Representation Letter (this “Letter”), including, but not limited to, completing the number of shares of Stock to be sold and any dates, as may be necessary to reflect my instructions, which may be written or oral, and the facts of the transaction as effected, and to use Form 144 and this Letter as appropriate to comply with Rule 144 and to effect settlement of any sale made in conjunction herewith; and
10.The undersigned agrees to notify MSSB promptly if there are any changes to the facts or representations set forth in this Letter or in the accompanying Form 144 (if applicable) and hereby authorizes MSSB, if MSSB deems it necessary, to contact the Issuer, its counsel, its transfer agent, and their agents and representatives concerning this transaction. MSSB and its agents and representatives, the Issuer, its transfer agent and their agents and representatives may rely on the accuracy of the information contained in this Letter.
Sincerely yours,
/s/Trevor Bezdek                                                                              6/7/2024
Trevor Zachary Bezdek, as trustee of the TB 2024 GRAT          Date
Exhibit C
Instructions: May not be applicable for some plans. To be reviewed and signed only by those sellers who are required to comply with Section 16 of the Exchange Act. Not required if MSSB already has an Authorization Letter on file for the Seller. If required, this Authorization Letter will be provided to the Issuer’s Section 16 Compliance Officer.
Section 16 Authorization Letter
In order to comply with the 2-business-day filing requirement for officers, directors and others subject to Section 16 of the Securities Exchange
Act of 1934, as amended (the “Exchange Act”), the issuer identified below (the “Issuer”) has requested that I authorize Morgan Stanley Smith
Barney LLC (“MSSB”) to provide certain information to the Issuer.
I.Definitions
“Covered Accounts” includes any account at MSSB owned or controlled by any person whose transactions may be attributed to me under Section
16.
“Covered Transactions” includes any transaction involving any equity security of the Issuer, including purchases, sales, conversions of convertible securities, entry into, exercise, or expiration of derivative securities, and security futures transactions.
“Section 16 Compliance Officer” means the person authorized by the Issuer to pre-clear my transactions.
II.Authorization and Representations.  By signing the Section 16 Authorization Letter, I agree to the following:
I authorize the Issuer and MSSB to implement procedures for reporting to the Issuer all Covered Transactions in all Covered Accounts, and I
understand that, as the beneficial owner of the securities, as that term is used in Section 16 of the Exchange Act, I am solely responsible for making timely and complete filings under Section 16.
Upon execution of any Covered Transaction (including transactions pursuant to Rule 10b5-1 plans) and in no event later than the business day immediately following the trade date, I authorize MSSB to provide the terms of the transaction to the Issuer’s Section 16 Compliance Officer. I understand that MSSB shall not be responsible for any rejected or undeliverable emails or faxes sent to the appropriate electronic address or number set forth below.
I represent that the information on this Section 16 Authorization Letter is complete and accurate, I agree to update the information as soon as practicable after any change in the information, and I represent that I will not enter into a Covered Transaction at any time when the information is not complete and accurate.
III.Client Information
NAME OF CLIENT: Trevor Zachary Bezdek, as trustee of the TB 2024 GRAT
NAME OF ISSUER:  GoodRx Holdings, Inc.
(complete a separate Section 16 Authorization Letter for each Issuer)
NAME OF SECTION 16 COMPLIANCE OFFICER: Gracye Cheng
COVERED ACCOUNTS:
Account NameAccount Number

Trevor Zachary Bezdek, as trustee of the TB 2024 GRAT
E-MAIL NOTICES:
E-mail notice to the Issuer’s Section 16 Officer shall be given to the following
e-mail address:.
/s/Trevor Bezdek                                                              6/7/2024
Trevor Zachary Bezdek, as trustee of the TB 2024 GRATDate
Note: Requires an Issuer eSign Agreement
Electronic Record and Signature Addendum
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At any time, you may request a paper copy of any document or disclosure provided or made available electronically to you through eSign.
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By applying your electronic signature below, you confirm that:
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By applying your electronic signature below:
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In consideration of the foregoing, you hereby agree to indemnify and hold harmless MSSB and its directors, officers, employees and affiliates
(including, without limitation, Morgan Stanley & Co. LLC) from any claim, loss, damage, liability or expense (including, without limitation, any legal
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Trevor Zachary Bezdek, as trustee of the TB 2024 GRAT
____________________________
Name
/s/Trevor Bezdek
Signature
6/7/2024
Date